Exhibit 99.1

              BTU International Reports First Quarter 2005 Results

     NORTH BILLERICA, Mass.--(BUSINESS WIRE)--April 21, 2005--BTU International, Inc. (Nasdaq NM: BTUI), the leading supplier of advanced thermal processing equipment used for printed circuit board assembly, semiconductor packaging and advanced materials processing, today announced its financial results for the first quarter ended April 3, 2005.
     Net sales for the quarter were $12.8 million, up 13 percent compared to $11.3 million for the first quarter of 2004, and compared to sales of $13.6 million in the preceding quarter.
     Net income for the 2005 first quarter was in line with the company's guidance at $167,000, or $0.02 per share, compared to a net loss of $980,000, or $0.14 per share, reported in the first quarter of 2004, and compared to a net income of $70,000, or $0.01 per share, in the preceding quarter.
     Commenting on the company's first quarter performance, Paul J. van der Wansem, chairman and CEO, said, "We are making good progress in the globalization of our company, including our China operations, which are beginning to have a positive impact on our results. We also made further progress in reducing our inventories and increasing our efficiencies. As a result, even though sales for the quarter were slightly below our expectations, we generated on-target earnings. Margins in the first quarter were aided by both lower costs and a favorable product mix, which included several higher-end systems for semiconductor packaging and advanced materials processing."

     Outlook

     "Although visibility is limited and we are seeing cautious behavior in capital spending, we expect to see sales in the second quarter up as compared to the first quarter, in the range of $13-14 million. We also expect to continue on our path of profitability. Sales will be driven primarily by increased business from wafer level packaging applications and from reflow systems used in lead-free printed circuit board assembly," said Van der Wansem. "We estimate that up to 30 percent of previous generation solder reflow systems will likely be replaced within the next one to two years because these older systems cannot meet the more stringent requirements for lead-free processing. Our Pyramax family of systems is well positioned to take advantage of this market need."

     Teleconference and Simultaneous Webcast

     BTU will discuss its financial results, along with its outlook for the second quarter of 2005, in a conference call to be held tomorrow, Friday, April 22, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on BTU's website at www.btu.com or at www.streetevents.com. Replays of the call will be available through May 6, 2005, and can be accessed at these websites or by phone at (800) 938-2376.

     About BTU International

     BTU International is a market-leading supplier of advanced thermal processing equipment to the semiconductor, electronics, and materials sectors. BTU manufactures a wide range of equipment for semiconductor packaging applications, including state-of-the-art systems for wafer bumping and wafer-level packaging. The company is also a major manufacturer of solder reflow furnaces for printed circuit board assembly, and advanced systems for materials processing applications requiring high temperatures and precise atmosphere control. BTU, with world headquarters in North Billerica, Mass., operates worldwide with direct sales and service offices in the USA, Asia and Europe. Information about BTU International is available on BTU's website at www.btu.com.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

     This news release contains express or implied forward-looking statements regarding, among other things, (i) the company's expectation of increasing sales and continuing profitability in the second quarter, (ii) the company's expectation for increasing business in the wafer level packaging market, (iii) the company's expectation for increasing demand for lead-free compatible systems, and (iv) that the company's products will be well accepted for lead-free solder reflow processing. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such statements are made pursuant to the "safe harbor" provisions established by the federal securities laws, and are based on the assumptions and expectations of the company's management at the time such statements are made. Important factors that could cause actual results to differ include the timely availability and acceptance of new products, general market conditions governing supply and demand, the impact of competitive products and pricing and other risks detailed in the company's filings with the Securities and Exchange Commission, including but not limited to the company's Annual Report on Form 10-K for the year ended December 31, 2004. Actual results may vary materially. Accordingly, you should not place undue reliance on any forward-looking statements. All information set forth in this press release is as of April 21, 2005 and, unless otherwise required by law, the company disclaims any obligation to revise or update this information in order to reflect future events or developments.

     -- Financial Tables Follow --


                        BTU INTERNATIONAL, INC.
                 Consolidated Statements of Operations
          (In thousands, except per share and share amounts)
                              (Unaudited)

                                                  Three Months Ended
                                                 ---------------------
                                                  April 3,   April 4,
                                                      2005       2004
----------------------------------------------------------------------
Net Sales                                          $12,792    $11,293
Cost of Goods Sold                                   8,277      8,643
----------------------------------------------------------------------
Gross Margins                                        4,515      2,650
Selling, General and
   Administrative Expenses                           3,444      2,640
Research, Development and
   Engineering                                         772        917

----------------------------------------------------------------------
Income (Loss) from Operations                          299       (907)
Interest Income (Expense), net                        (132)       (72)
Other Income (Expense), net                              0         (1)
----------------------------------------------------------------------
Income (Loss) Before Taxes                             167       (980)
Income Tax (Benefit) Provision                           0          0
----------------------------------------------------------------------
Net Income (Loss)                                     $167      ($980)
----------------------------------------------------------------------

Income (Loss) Per Share:
   Basic                                             $0.02     ($0.14)
   Diluted                                           $0.02     ($0.14)

----------------------------------------------------------------------
Weighted Average Number of Shares Outstanding:
   Basic                                         7,218,624  7,162,126
   Diluted                                       7,290,620  7,162,126
----------------------------------------------------------------------


                        BTU INTERNATIONAL, INC.
                      Consolidated Balance Sheets
                            (In thousands)

                                                     April 3, Dec. 31,
                                                        2005     2004
                                                  (Unaudited)
----------------------------------------------------------------------
Assets
 Cash and Investments                                   $365     $372
 Accounts Receivable                                  10,171    9,170
 Inventories                                          12,154   13,354
 Other Current Assets                                    664      646
 Property, Plant and Equipment, net                    2,455    2,689
 Other Assets                                            806      827
----------------------------------------------------------------------

                                                     $26,615  $27,058
======================================================================



Liabilities and Stockholders' Investment
 Short-Term Debt                                      $2,466   $2,358
 Other Current Liabilities                             7,617    8,248
 Long-Term Debt                                        5,245    5,289
 Long-Term Deferred Comp.                                512      512

 Stockholders' Investment                             10,775   10,651
----------------------------------------------------------------------

                                                     $26,615  $27,058
======================================================================


     CONTACT: BTU International, Inc.
              Tom Kealy
              Vice President, CAO
              (978) 667-4111 Ext. 106
              or
              Bill Monigle Associates
              Bill Monigle
              President
              (603) 424-1184